EXHIBIT 10.13

Bonus Plan Calculation

The Bonus Plan for Colonial Bank, FSB includes Directors, Senior Officers and Junior Officers.  There is no differential for Executives and Business Development Officers.  The Bonus must be approved by the Compensation Committee.

The maximum bonus is capped at 30 percent of salary and is based on a range potential and actual Return on Assets.

The bonus percentage is calculated as:

The previous three year average of Return on Assets less 25 basis points times 70 percent of salary times 30 percent plus

The current year average of Return on Assets less 25 basis points times 30 percentsalary times 30 percent

If the Return on Assets average or current year actual Return on Assets is less than 25 basis points, the Compensation Committee of the Board makes the final determination as to the Bonus.

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
COLONIAL BANK, FSB

WHEREAS, Colonial Bank, FSB (the “Bank”) adopted the Bonus Plan (the “Plan”) for officers and directors (the “Participants”) of the Bank; and

WHEREAS, the Bank desires to require that all payments under the Bonus Plan shall be paid in full by no later than March 15 of the calendar year immediately following the calendar year in which the bonuses were earned by the Participants in order for the Plan to be exempt from the technical requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, BE IT RESOLVED, that all payments under the Bonus Plan shall be paid in full to the Participants by no later than March 15 of the calendar year immediately following the calendar year in which the bonuses were earned by the Participants; and

RESOLVED, FURTHER, that the duly authorized officers of the Bank shall be, and the same hereby are, authorized, empowered and directed to take any and all action necessary for the implementation of these resolutions.

SECRETARY’S CERTIFICATE

I, Marie Davis, Secretary of the Bank do hereby certify that the above resolutions were adopted by the Board of Directors at a meeting duly held on December 18, 2008.

/s/ Marie Davis
Secretary